Exhibit 99.1

REMARKETING TERMS SUMMARY

On March 17, 2008, the class A-5B and class A-5C notes were reset from their current terms to the following terms, which terms will be applicable until the next reset date for the class A-5B and class A-5C notes, respectively:

	Class A-5B Notes	Class A-5C Notes
Original principal amount	$200,000,000	$338,527,000
Current outstanding principal amount	$200,000,000	$338,527,000
Principal amount being remarketed	$178,500,000	$ 45,527,000
Remarketing Terms Determination Date	March 5, 2008	March 5, 2008
Notice Date	March 7, 2008	March 7, 2008
Spread Determination Date	March 12, 2008	March 12, 2008
Current reset date	March 17, 2008	March 17, 2008
All Hold Rate	Three-Month LIBOR plus 0.70%	Three-Month LIBOR plus 0.70%
Next applicable reset date	June 16, 2008	June 16, 2008
Interest rate mode	Floating	Floating
Index	Three-Month LIBOR	Three-Month LIBOR
Spread	Plus 0.70%	Plus 0.70%
Day-count basis	Actual/360	Actual/360